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                                                                    EXHIBIT 21.1

                                                            List of Subsidiaries

PCC Express, Inc.
540 Western Maryland Parkway
Hagerstown, MD 21740

Phoenix (MD.) Realty, LLC
540 Western Maryland Parkway
Hagerstown, MD 21740

TechniGraphix, Inc.
22977 Eaglewood Court
Sterling, VA 20166